EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
LaserCard Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-113690, 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, 333-71548, 333-122840, 333-122841, 333-132558, and 333-132559) of LaserCard Corporation and subsidiaries (formerly Drexler Technology Corporation and subsidiaries) of our reports dated May 15, 2006, relating to the consolidated balance sheets of LaserCard Corporation and subsidiaries, as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows of LaserCard Corporation and subsidiaries for the fiscal years then ended, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of LaserCard Corporation and subsidiaries, included in this Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

We also consent to the incorporation by reference of our report on financial statement schedule dated May 15, 2006, which appears in this Annual Report on Form 10-K.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
June 14, 2006

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